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                                [FORM OF PROXY]

                             IXL ENTERPRISES, INC.

                  1600 PEACHTREE STREET, NW, ATLANTA, GA 30309


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF IXL ENTERPRISES,
    INC. FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD NOVEMBER 6, 2001



    The undersigned holder of Common Stock, par value $.01, of iXL Enterprises, Inc. ("iXL") hereby appoints Christopher M. Formant and U. Bertram Ellis, Jr., or either of them, proxies for the undersigned, each with full power of substitution, to represent and to vote as specified in this Proxy all Common Stock of iXL that the undersigned stockholder would be entitled to vote if personally present at the Special Meeting of Stockholders (the "Special Meeting") to be held on November 6, 2001, at 3:00 p.m., Eastern Time, at 1600 Peachtree Street, NW, Atlanta, GA 30309 and at any adjournments or postponements of the Special Meeting. The undersigned stockholder hereby revokes any proxy or proxies heretofore executed for such matters.


    This proxy, when properly executed, will be voted in the manner as directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2, AND THE DISCRETION OF THE PROXIES AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. The undersigned stockholder may revoke this proxy at any time before it is voted by delivering to the Secretary of iXL either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Special Meeting and voting in person.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.

PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED RETURN
                                    ENVELOPE
IF YOU RECEIVE MORE THAN ONE PROXY CARD, PLEASE SIGN AND RETURN ALL CARDS IN THE
                               ENCLOSED ENVELOPE.

                  (Continued and to be Signed on Reverse Side)


1. To approve and adopt a merger agreement between iXL and Scient Corporation pursuant to which iXL and Scient Corporation will each become a wholly owned subsidiary of a new holding company that will be named Scient, Inc. and each share of iXL common stock will be converted into the right to receive 1.00 share of Scient, Inc. common stock.


                 FOR [ ]        AGAINST [ ]        ABSTAIN [ ]

2. To approve and adopt the Scient, Inc. 2001 Equity Incentive Plan.

                 FOR [ ]        AGAINST [ ]        ABSTAIN [ ]

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting. The undersigned acknowledges receipt of the accompanying Notice of Special Meeting of Stockholders and Joint Proxy Statement-Prospectus.

                                Signature:
                                ------------------------------------------------
                                             Signature (if held jointly)

                                Date:                                     , 2001
                                   ----------------------------------------

                                Please date and sign exactly as your name(s) is
                                (are) shows on the share certificate(s) to which the Proxy applies. When shares are held as joint-tenants, both should sign. When signing as an executor, administrator, trustee, guardian, attorney-in-fact or other fiduciary, please give full title as such. When signing as a corporation, please sign in full corporate name by President or other authorized officer. When signing as a partnership, please sign in partnership name by an authorized person.